                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                           -------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                                   31-0838515
                                                             (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                            43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                           -------------------------
                          THE WILLIAMS COMPANIES, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)



           DELAWARE                                       73-0569878
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)


ONE WILLIAMS CENTER
TULSA, OKLAHOMA                                                   74172
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

               (a) NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b) WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the trustee now in effect.*

               2. A copy of the certificate of authority of the trustee to commence business.*

               3. A copy of the authorization of the trustee to exercise corporate trust powers.*

               4.   A copy of the existing by-laws of the trustee.*

               5.   Not Applicable.

               6.   The consent of the trustee required by
                    Section 321(b) of the Act.

               7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               8.   Not Applicable.

               9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 5th day of June, 2000.


                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                    TRUSTEE

                    BY /S/ SANDRA L. CARUBA
                       --------------------
                       SANDRA L. CARUBA
                       VICE PRESIDENT






*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                        June 5, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between The Williams Companies, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                    BY: /S/ SANDRA L. CARUBA
                       -------------------------
                           SANDRA L. CARUBA
                           VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 03/31/00       State #: 391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID: D              Cert #: 21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                           DOLLAR AMOUNTS IN THOUSANDS      C300
                                                                                           RCON      BIL MIL THOU         --------
                                                                                           ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
                                                                                           ----
    a. Noninterest-bearing balances and currency and coin(1) ....................          0081          48,450              1.a
    b. Interest-bearing balances(2)..............................................          0071          17,750              1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ................          1754               0              2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..............          1773           5,714              2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ......................................................................          1350         396,644              3.
4.  Loans and lease financing receivables:                                                 RCON
    a. Loans and leases, net of unearned income (from Schedule                             ----
    RC-C)........................................................................          2122          87,817              4.a
    b. LESS: Allowance for loan and lease losses.................................          3123              10              4.b
    c. LESS: Allocated transfer risk reserve.....................................          3128               0              4.c
                                                                                           RCON
    d. Loans and leases, net of unearned income, allowance, and                            ----
       reserve (item 4.a minus 4.b and 4.c)......................................          2125          87,807              4.d
5.  Trading assets (from Schedule RD-D)..........................................          3545               0              5.
6.  Premises and fixed assets (including capitalized leases) ....................          2145          25,200              6.
7.  Other real estate owned (from Schedule RC-M) ................................          2150               0              7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...............................................          2130               0              8.
9.  Customers' liability to this bank on acceptances outstanding ................          2155               0              9.
10. Intangible assets (from Schedule RC-M).......................................          2143          26,345             10.
11. Other assets (from Schedule RC-F)............................................          2160         176,297             11.
12. Total assets (sum of items 1 through 11).....................................          2170         784,207             12.

-----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 03/31/00       State #: 391581    FFIEC 032
Address:                   100 East Broad Street              Vendor ID: D              Cert #: 21377      Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                                   DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------
LIABILITIES
13. Deposits:                                                                              RCON
    a. In domestic offices (sum of totals of columns A and C                               ----
       from Schedule RC-E, part 1)...............................................          2200         567,764             13.a
       (1) Noninterest-bearing(1)................................................          6631         506,455             13.a1
       (2) Interest-bearing......................................................          6636          61,309             13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)........................................
       (1) Noninterest bearing...................................................
       (2) Interest-bearing......................................................
14. Federal funds purchased and securities sold under agreements
    to repurchase: ..............................................................          RCFD 2800          0             14
15. a. Demand notes issued to the U.S. Treasury .................................          RCON 2840          0             15.a
    b. Trading Liabilities(from Schedule RC-D)...................................          RCFD 3548          0             15.b

16. Other borrowed money:                                                                  RCON
                                                                                           ----
    a. With original maturity of one year or less................................          2332               0             16.a
    b. With original  maturity of more than one year.............................          A547               0             16.b
    c.  With original maturity of more than three years..........................          A548               0             16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding .....................          2920               0             18.
19. Subordinated notes and debentures............................................          3200               0             19.
20. Other liabilities (from Schedule RC-G).......................................          2930          83,885             20.
21. Total liabilities (sum of items 13 through 20)...............................          2948         651,649             21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus................................          3838               0             23.
24. Common stock.................................................................          3230             800             24.
25. Surplus (exclude all surplus related to preferred stock) ....................          3839          45,157             25.
26. a. Undivided profits and capital reserves....................................          3632          86,585             26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities................................................................          8434              16             26.b
    c. Accumulated net gains (losses) on cash flow hedges........................          4336               0             26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27) ...........................          3210         132,558             28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)........................................          3300         784,207             29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during
     1996..................................................RCFD 6724..........
     N/A       M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.